Exhibit 24

POWER OF ATTORNEY

Each of the undersigned hereby severally constitutes and appoints Bradford D. Huntington and Tamara L. Linde, and each of them individually (with full power to act without the other), the true and lawful attorneys-in-fact and agents (with full power of substitution and resubstitution) for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as a Director or Officer or both, as the case may be, of PSEG Power LLC (“Power”), PSEG Energy Resources & Trade LLC (“ER&T”), PSEG Fossil LLC (“Fossil”), and/or PSEG Nuclear LLC (“Nuclear”) (together, the “Registrants”) to sign the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Registrants, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes and resubstitutes, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument, this 17th day of November, 2017.

/s/ Ralph Izzo	/s/ Ralph A. LaRossa
Ralph Izzo	Ralph A. LaRossa

/s/ Daniel J. Cregg	/s/ Tamara L. Linde
Daniel J. Cregg	Tamara L. Linde

/s/ Stuart J. Black	/s/ Peter P. Sena
Stuart J. Black	Peter P. Sena

/s/ Derek M. DiRisio	/s/ Shahid Malik
Derek M. DiRisio	Shahid Malik

/s/ Margaret M. Pego
Margaret M. Pego